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                                                                    EXHIBIT 23.1


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
STANDARD COMMERCIAL CORPORATION


     We consent to the use in this Registration Statement of Standard Commercial Tobacco Co., Inc. on Form S-4 of our reports dated June 18, 1997 on the consolidated financial statements of Standard Commercial Corporation and on the financial statement schedule of Standard Commercial Corporation, and to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated June 18, 1997 incorporated by reference and appearing in the Annual Report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 1997.


     We also consent to the use of our report dated June 18, 1997 on the consolidated financial statements of Standard Commercial Tobacco Co., Inc. and subsidiaries which appears in the Prospectus which is a part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.


     Our audits of the financial statements of Standard Commercial Corporation also included the financial statement schedule of Standard Commercial Corporation listed in Item 21. This financial statement schedule is the responsibility of Standard Commercial Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.



DELOITTE & TOUCHE LLP
Raleigh, North Carolina
November 3, 1997